Exhibit 10.3

FINANCIAL ADVISOR RETENTION PROGRAM

Under The Legg Mason, Inc.

1996 Equity Incentive Plan, As Amended

             The Compensation Committee of the Legg Mason, Inc. Board of Directors has adopted this Financial Advisor Retention Program (the "Program") under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time (the "Plan"), in order to enhance the ability of Legg Mason Wood Walker, Incorporated, a wholly owned subsidiary of Legg Mason, to retain full time financial advisors. Under this Program, the Committee will annually grant Performance Units under the Plan to certain financial advisors. The Performance Units granted under the Program are in the nature of retention awards. This document sets out the terms and conditions under which annual grants of Performance Units in the nature of retention awards will be made under the Program and the terms and conditions of each retention award. This document, the Program and each retention award are subject to the applicable terms and conditions of the Plan.

             1.    Purpose - The purpose of the Program is to enhance the ability of Legg Mason Wood Walker, Incorporated (the "Company") to retain key full-time financial advisors by granting Performance Units that provide special payments to key financial advisors who remain employed by the Company for specific periods of time. The Program also provides for payments to retired financial advisors who do not compete with the Company following their retirement. The value of the Performance Units and the amount of additional compensation payable to a full-time financial advisor for remaining with the Company for a specified period (and the measure of the value of that financial advisor's continued employment with the Company) is determined based upon the commissions and fee revenue generated by the financial advisor during a particular calendar year, as determined by the Committee. Amounts payable under this Program are in addition to the compensation provided for services rendered and are intended solely to encourage financial advisors to remain employed by the Company as full-time financial advisors.

             2.     Definitions- As used herein, the following definitions shall apply:

                    (a)   "Account" means a Financial Advisor's combined Interest Account and Phantom Stock Account.

                    (b)   "Board" means the Legg Mason, Inc. Board of Directors.

                    (c)   "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 thereof.

                    (d)   "Company" means Legg Mason Wood Walker, Incorporated.

                    (e)   "Credit Interest Asset Base" means for each month, the product of (A) the product of (X) 0.0833 and (Y) the sum of the average credit interest and Legg Mason Money Market Fund balances of the FA for the month (calculated by dividing the sum of the closing balances in the account for each day by the number of days in the month), less the applicable threshold for that Year as set forth in the FA Compensation Schedule, and (B) 0.001 (or the different number for the applicable Year as is set forth in the FA Compensation Schedule).

                    (f)   "Credit Interest Retention Award" means the portion of a Retention Award credited under Section 4(b) with respect to the combined balance in credit interest accounts and Legg Mason Money Market Fund accounts in excess of the applicable threshold contained in the FA Compensation Schedule. In the case of a Team Leader, such Retention Award shall be based on the combined balance in credit interest accounts and Legg Mason Money Market Fund accounts of the Participating Team (or portion thereof that is allocated to such Team Leader) in excess of the applicable threshold contained in the FA Compensation Schedule.

                    (g)   "Credit Interest Rate" means the average of the twelve month end rates of the Company's credit interest rate paid during a Year to the Company's cash reinvestment accounts.

                    (h)   "Disability" means a medically determinable physical or mental impairment which, as determined by the Committee using such criteria as it establishes in its sole and absolute discretion, will prevent the FA from performing his or her usual duties or any other similar duties available in the Company's employ for a period of at least twelve (12) months.

                    (i)   "Distribution Valuation Date" means (i) in the case of a distribution following the death of a FA or the termination of a FA's employment as a result of Disability, the date that is ten (10) business days before the applicable Payment Date; and (ii) in all other cases, January 25th (or, if Legg Mason Common Stock is not traded on its principal exchange on that day, the next following day on which Legg Mason Common Stock is traded on its principal exchange) preceding the applicable Payment Date.

                    (j)   "Dividend Payment Date" has the meaning specified in Section 6(d)(i).

                   (k)   "Eligible FA" means a FA (i) who is employed in the Company's Private Client Group, (ii) who is classified by the Company as a full-time FA, (iii) who is employed by the Company on the last day of the Year, or who terminated employment during the Year by reason of death, Disability or Retirement, and (iv) whose annual compensation is calculated under the FA Compensation Schedule or, if the FA's annual compensation is not calculated under the FA Compensation Schedule, who has been notified in writing by the Company's management that he or she is eligible to participate in the Program. A FA who is not classified by the Company as a "full-time" FA is not eligible to participate in the Program, regardless of the number of hours devoted to services as a FA. Also, FAs who are members of a Participating Team are not considered Eligible FAs, however, a FA who is a Team Leader is considered an Eligible FA, regardless of whether the Team's annual compensation is calculated under the FA Compensation Schedule.

                    (l)   "Eligible Gross Production" means Gross Production that is used to calculate the amount of a Production Retention Award, as determined annually in accordance with the FA Compensation Schedule; provided that Eligible FAs whose annual compensation is not calculated under the FA Compensation Schedule will receive Retention Awards under the Program as if their compensation were calculated under the FA Compensation Schedule. The Gross Production of a Participating Team shall count toward Eligible Gross Production regardless of whether the Participating Team is compensated under the FA Compensation Schedule.

                    (m)   "FA Compensation Schedule" means the Legg Mason Financial Advisor Compensation Schedule that is in effect for a particular Year.

                    (n)   "Fair Market Value" means an amount equal to the average of the closing prices on the principal exchange on which Legg Mason Common Stock is traded for the date on which the price is being determined (i.e., the Valuation Date, Dividend Payment Date, Distribution Valuation Date or other specified date) and the four (4) trading days immediately following the applicable date on which the value is being determined or, if Legg Mason Common Stock is not then traded on an exchange, such amount as is determined by the Committee, in its discretion, using any reasonable method of valuation. Any decline in the actual trading price of Legg Mason Common Stock during the five (5) day pricing period shall be the sole risk of the FA.

                    (o)   "Financial Advisor" or "FA" means an employee who devotes all of his or her working time to the generation of commission and fee revenues through the sale of investment products and services to the public and is compensated on a commission basis. This definition excludes any executive office/departmental personnel unless specifically included by separate agreement. Notwithstanding the foregoing, a Branch Manager who receives non-commission compensation shall be considered a "Financial Advisor" or "FA" and may be considered a Participating FA who is eligible to receive a Retention Award hereunder (but determined solely on his or her personal Gross Production).

                    (p)   "Gross Production" means the gross commission and fee revenue (other than investment banking fees and order fees, both of which are excluded from the calculation of Gross Production) that is received by the Company from sales of products and services by a Financial Advisor. If production is split between one or more Financial Advisors, each Financial Advisor's "Gross Production" will be based on his or her own cumulative production level.

                    (q)   "Inactive Participant" means a Participating FA was credited with a Retention Award under the Program and who continues to be employed by the Company but who ceases to be an Eligible FA.

                    (r)   "Interest Account" means the investment account established for Retention Awards pursuant to Section 5(a) and Section 6(c) of this document.

                    (s)   "Legg Mason" means Legg Mason, Inc., a Maryland corporation.

                    (t)   "Legg Mason Common Stock" means shares of common stock, $.10 par value per share, of Legg Mason.

                    (u)   "Legg Mason Money Market Fund" means one or more money market funds sponsored by a subsidiary of Legg Mason.

                    (v)   "Legg Mason Share Units" or "Share Units" means units that are economically equivalent to, but are not actual, shares of Legg Mason Common Stock.

                   (w)   "Monthly Credit Interest Amount" means for each month, the amount determined by multiplying 0.40 (or the different number for the applicable Year as is set forth in the FA Compensation Schedule) by the Credit Interest Asset Base for the FA for that month; however, a Monthly Credit Interest Amount that is a negative number shall be deemed to be zero.

                    (x)   "Participating FA" means an Eligible FA who participates in the Program based on his or her Eligible Gross Production in any Year or Monthly Credit Amounts for all months in any Year.

                    (y)   "Participating Team" means a group of FAs who operate (and are compensated) as a team and who are designated as a Participating Team by the Company.

                    (z)   "Payment Date" means the date a FA receives a payment from Legg Mason pursuant to the Program.

                   (aa)   "Performance Unit" means an award granted pursuant to Section 11 of the Plan.

                   (bb)   "Phantom Stock Account" means the investment account established for Retention Awards pursuant to Section 5(a) and Section 6(d) of this document.

                   (cc)   "Plan" means the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time.

                  (dd)   "Production Retention Award" means the portion of a Retention Award calculated under Section 4(a) with respect to Gross Production in excess of the applicable Gross Production threshold contained in the FA Compensation Schedule. In the case of a Team Leader, such Retention Award shall be based on Gross Production of the Participating Team (or portion thereof that is allocated to such Team Leader) in excess of the applicable Gross Production threshold contained in the FA Compensation Schedule.

                  (ee)   "Program" means the Financial Advisor Retention Program, the terms and conditions of which are contained in this document, pursuant to which Legg Mason will grant retention awards to certain FAs under the Plan.

                  (ff)   "Retention Award" means a Performance Unit granted under the Program that is designed to assist the Company in retaining Eligible FAs. The value of a Retention Award is based on commission and fee revenue for a Year in excess of certain thresholds established by the Committee. The right to receive payments under a Retention Award is based the continued employment of a Eligible FA for a specific period of time. A Retention Award includes a Production Retention Award and a Credit Interest Retention Award.

                  (gg)   "Retirement" means a FA's termination of employment with the Company (i) on or after age sixty-five (65); or (ii) at any time when the sum of the FA's age at termination of employment and his or her years of service with the Company equals at least seventy (70).

                  (hh)   "Team Leader" means the person (or persons) designated as leader (or leaders) of a Participating Team (which may be all members of a Participating Team) on the records of the Company.

                  (ii)   "Valuation Date" means February 15th of each year or, if that day is not a day on which Legg Mason Common Stock is traded on the principal exchange on which it is regularly traded, the next following trading day.

                  (jj)   "Year" means the calendar year.

             3.    Plan Participation - Eligible FAs shall become participants in the Program on the last day of the first Year during which they become Participating FAs. In order to receive a Retention Award for any Year during which a Participating FA is employed, the FA must be an Eligible FA for such Year (provided, however, if the employment of a Participating FA terminates during a Year by reason of the FA's death, Disability or Retirement, the FA may be entitled to a prorated Retention Award for such Year (determined in accordance with Section 4)).

             Retention Awards are designed to encourage continued employment with the Company and to entice Eligible FAs to continue in their position as a full-time FA. If a Participating FA ceases to be an Eligible FA (e.g., because he or she ceases to be classified as a full-time FA), but still remains in the employ of the Company, he/she will become an Inactive Participant. An Inactive Participant shall remain eligible to receive Retention Awards that were previously credited to his or her Account (and which are payable at a future date if he/she remains employed by the Company), and the value of the Account of an Inactive Participant shall continue to be credited with earnings pursuant to Section 5 (subject to the forfeiture provisions of Section 7(a) if he/she does not remain employed by the Company). However, an Inactive Participant shall not be entitled to receive further Retention Awards with respect to his or her subsequent period of employment with the Company in a capacity other than as an Eligible FA.

             4.    Retention Awards - Retention Awards are designed to provide a financial incentive for Participating FAs to remain employed by the Company and to continue in the position of a full-time FA. The Program also provides for payment of Retention Awards in exchange for compliance with the provisions of Section 10 following Retirement. In order to entice a Participating FA to remain employed as an Eligible FA and/or to comply with the provisions of Section 10 following Retirement, Legg Mason will credit the following amounts to the Account of each Participating FA who is employed on the last day of the Year. Such credit shall be made following the end of each Year commencing with calendar year 2004:

                    (a)   "Production Retention Award" - The amount determined by applying the applicable rate schedule in the FA Compensation Schedule for the Year to the Participating FA's Eligible Gross Production for that Year.

                    (b)   "Credit Interest Retention Award" - The sum of the Monthly Credit Interest Amounts of the Participating FA for that Year.

             Notwithstanding the foregoing, if the total amount to be credited to the Account of a Participating FA under (a) and (b) above for a Year is less than One Hundred Dollars ($100.00), no amount will be credited to the Account of such Participating FA for such Year.

             Retention Awards that the Participating FA elects to invest in the Phantom Stock Account will be allocated as of the Valuation Date following the close of the Year to which the Retention Award relates.

             If the employment of a Participating FA terminates during a Year by reason of the FA's death, Disability or Retirement, the FA shall be entitled to a prorated Retention Award for such Year. Such proration shall be made by:

                         (i)   multiplying the applicable thresholds in Section 4(a) and the related provisions of the FA Compensation Schedule by a fraction, the numerator of which is the number of calendar days during which the FA was employed by the Company and the denominator of which is 365; and

                         (ii)   applying such adjusted thresholds and making the required determinations with respect to the FA's Eligible Gross Production under Section 4(a) as of the last day of the month during which the FA terminated employment and adding to that amount any Credit Interest Retention Award related to the months in which the Participating FA was employed.

             5.    Establishment of FA Accounts

                    (a)   Account Established for Each Participating FA - An individual Account shall be established on the books of Legg Mason in the name of each Participating FA, for the purpose of accounting for Retention Awards payable to the FA, and to account for investment adjustments made pursuant to Section 6. A separate sub-account shall be established with respect to Retention Awards credited for each Year (to which Retention Awards for the Year and any investment adjustments made pursuant to Section 6 shall be credited). Other sub-accounts may be established as the Committee or Legg Mason deems appropriate to properly implement the provisions of the Program.

                    (b)   Account Statements - As soon as practicable after the Valuation Date, Legg Mason shall provide each FA who has a balance in his or her Account with a statement showing the Retention Awards credited to his or her Account with respect to each Year, the manner in which Retention Awards for a particular Year are deemed to be invested, the date on which the FA is scheduled to receive his or her Retention Award (and investment adjustments thereon) for each Year, and such other information as the Committee shall deem relevant.

             6.    Investment of Retention Awards - In order to give a Participating FA the opportunity to share in the growth and profitability of Legg Mason, and to provide further incentive for Participating FAs to remain in the employ of the Company (and to comply with the provisions of Section 10 following Retirement), Retention Awards credited to an Account shall be deemed to be invested in accordance with the provisions of this Section 6 pending payment.

                    (a)   Phantom Stock or Interest Credit - For investment purposes, Retention Awards credited to a Participating FA's Account shall be allocated to, and accrue in, either the Phantom Stock Account or Interest Account.

                    (b)   Investment Designation - Subject to such limitations, rules and procedures as may from time to time be imposed by the Committee, each Participating FA shall elect annually, prior to the end of each Year, on a form prescribed by the Committee, whether any Retention Awards for such Year shall be allocated to, and accrue in, the Interest Account or the Phantom Stock Account. Once an election has been made for a particular Year, it may not be changed. A separate election may be made with respect to each Year. Except as the Committee shall otherwise determine, any investment election with respect to the Retention Awards for a Year shall apply to the Retention Award for each following Year unless and until a new investment election is filed with the Committee. In the event the Committee does not receive an initial investment election, or it receives an investment election which it deems to be incomplete, unclear, not in accordance with procedures established by the Committee, or otherwise improper, the Participating FA's existing investment election (which may include the investment election under the Legg Mason Wood Walker, Incorporated Financial Advisor Retention Plan) then in effect shall remain in effect, unless the Committee provides for, and permits, corrective action. If there is no existing investment election, or, if after the expiration of any opportunity provided for corrective action, the Committee still possesses incomplete investment instructions, the Participating FA shall be deemed to have designated that any non-directed Retention Award be allocated to the Interest Account.

                    (c)   Interest Account - Legg Mason will establish an Interest Account on its books and records for the benefit of each Participating FA and shall credit such Interest Account with the Retention Awards allocated to the Interest Account. As of the last day of each Year, the balance of a FA's Interest Account (as determined prior to the allocation of any Retention Award for such Year) shall be credited by Legg Mason with an amount equal to one year's interest based on the Credit Interest Rate. Retention Awards which the FA elects to invest in the Interest Account will be allocated as of December 31 of the Year to which the Retention Award relates (but will not be included for purposes of determining the amount of interest allocated for such Year).

                    (d)   Phantom Stock Account - All Retention Awards for a Year that are allocated to the Phantom Stock Account for that Year shall be deemed converted into Legg Mason Share Units. Legg Mason will establish a Phantom Stock Account on its books and records for the benefit of each Participating FA and shall credit such Phantom Stock Account with the amount of Share Units resulting from the conversion of the Retention Awards. The number of Share Units into which such Retention Award shall be converted (calculated to four decimal places) will be determined as of the Valuation Date and will be equal to the amount of the Retention Award for the Year divided by the Fair Market Value of a share of Legg Mason Common Stock on the Valuation Date. The conversion of a Retention Award into Legg Mason Share Units will be made by Legg Mason as soon as administratively practicable after the Valuation Date following the Year to which the Retention Award relates.

                         (i)   Adjustment to Phantom Stock Account upon Dividend by Legg Mason - If, prior to a Payment Date, Legg Mason pays any dividend (other than in Legg Mason Common Stock) on its Common Stock, or makes any distribution (other than in Legg Mason Common Stock) with respect thereto, the FA's Phantom Stock Account will be credited with a number of additional Share Units determined by dividing the amount of the dividend or other distribution allocable to the Share Units already credited to the Phantom Stock Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of Legg Mason Common Stock on the payment date for the dividend or distribution (the "Dividend Payment Date"). Amounts to be credited under this subsection 6(d)(i) will be credited as soon as administratively practicable after the applicable Dividend Payment Date.

                         (ii)   Adjustment to Phantom Stock Account upon Certain Events - In the event that, prior to a Payment Date, the number of outstanding shares of Legg Mason Common Stock is changed by reason of a stock split, stock dividend, combination of shares or recapitalization, or Legg Mason Common Stock is converted into or exchanged for other shares as a result of a merger, consolidation, sale of assets or other reorganization or recapitalization, the number of Share Units then credited to a FA's Phantom Stock Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of Legg Mason as to relative values).

                         (iii)   Rights as LMI Stockholder - Neither the allocation of Retention Awards to the Phantom Stock Account, nor any other provision of the Plan, shall confer or be construed as conferring upon a FA any rights as a stockholder of Legg Mason or any right to have access to the books and records of Legg Mason or any affiliate or subsidiary.

             7.    Eligibility for Payment of Account -

                    (a)   Continued Employment - The Retention Awards credited to a Participating FA's Account for a Year (together with any related investment adjustments thereto) are not intended to constitute compensation for specific services or for commissions or fee revenue generated during a particular year, but are additional discretionary payments that are designed to encourage a FA to remain employed by the Company for a period of six years following the close of such Year in which a Retention Award is credited to an Account. Accordingly, the Retention Awards for a particular Year (together with any related investment adjustments thereto) shall only be paid if the FA remains continuously employed by the

Company through the last day of the sixth (6th) Year following the Year to which the Retention Awards relates. If a Participating FA's employment with the Company terminates for any reason (whether involuntary or voluntary and whether with or without cause) other than death, Disability or Retirement on or before the last day of the sixth Year following the year to which the Retention Awards relates, the portion of the Participating FA's Interest Account and Phantom Stock Account that relates to such Retention Awards (and the related investment adjustments thereto) shall be forfeited in their entirety.

                    (b)   Death or Disability - Upon termination of employment with the Company due to death or Disability, the amount credited to the Account of a FA shall be paid in accordance with the provisions of Section 8.

                    (c)   Retirement - Upon termination of employment with the Company due to Retirement, a FA shall be entitled to receive the amount credited to his or her Account in accordance with the provisions of Section 8, conditioned upon, and in exchange for, his or her continued compliance with the provisions of Section 10.

                    (d)   Forfeitures - Forfeited amounts (including amounts forfeited pursuant to Section 10) shall revert to Legg Mason and will not be allocated to other Participating FAs.

             8.    Timing of Payments -

                    (a)   During Employment - Except for cases of Retirement, death or Disability, and subject to the terms and conditions of the Program and the Plan, payments of the Retention Awards credited to a FA's Account (together with any investment adjustments made pursuant to Section 6 with respect to such Retention Award) shall be made within seventy-five (75) days after the last day of the sixth (6th) Year following the Year to which the Retention Award relates.

                    (b)   Retirement - In the event a FA's employment with the Company terminates as a result of Retirement, payment of the FA's remaining Account (including any prorated Retention Award to which the FA may be entitled for the Year pursuant to Section 4) shall be made, subject to the terms and conditions of the Program and the Plan, within seventy-five (75) days after the close of the Year following the Year in which the FA retired, unless the FA has forfeited his or her right to payment pursuant to Section 10.

                    (c)   Disability of FA - In the event a FA's employment with the Company terminates as a result of the FA's Disability, all amounts in the FA's Account (including any prorated Retention Award to which the FA may be entitled for the Year pursuant to Section 4) shall be paid, subject to the terms and conditions of the Program and the Plan, within seventy-five (75) days following the later of (i) the date on which the FA's employment terminated and (ii) the date the Committee determines that the FA's employment terminated as a result of the FA's Disability. The Committee, in its sole discretion, may determine that a FA has a Disability and that the FA's employment with the Company terminated as a result of such Disability at any time before, at the time of, or after the FA's termination of employment.

                    (d)   Death -

                         (i)   Death During Employment - If a FA's employment with the Company terminates as a result of the FA's death, all amounts in the FA's Account (including any prorated Retention Award to which the FA may be entitled for the Year pursuant to Section 4) shall be paid to the FA's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following the date of the FA's death.

                         (ii)   Death Following Retirement - In the event of a FA's death subsequent to the date of the FA's Retirement and at a time during which the FA's remaining Account under the Program has not been distributed, all amounts then remaining in the FA's Account shall be paid to the FA's beneficiary (as determined pursuant to Section 8(d)(iii)) within seventy-five (75) days following Committee's receipt of written notification of the FA's death.

                         (iii)   Designation of Beneficiary - Each FA from time to time may designate, on such form as the Committee may prescribe from time to time, any person or persons (who may be named contingently or successively) to receive any amount payable under the Program upon or after his or her death, and such designation may be changed from time to time by the FA by filing a new designation with the Committee. Each designation will revoke all prior designations by the FA, shall be on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the FA's lifetime. In the absence of a valid beneficiary designation, or if, at the time any amount is payable to a FA or beneficiary, there is no living beneficiary eligible to receive the payment that has been validly named by the FA, then Legg Mason shall pay any such amount to the FA's surviving spouse (if the FA was legally married at the time of his or her death) or if there is no surviving spouse, to the FA's estate. In determining the existence or identity of anyone entitled to payment, the Committee may rely conclusively upon information supplied by the personal representative of the FA's estate. In the event of a lack of adequate information having been supplied to the Committee, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Committee is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, Legg Mason, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the FA's estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

             9.    Form of Payment -

                    (a)   Interest Account - The portion allocable to a FA's Interest Account shall be paid in cash.

                    (b)   Phantom Stock Account - The portion allocable to a FA's Phantom Stock Account shall be paid in whole shares of Legg Mason Common Stock as described below, based on the Fair Market Value of Legg Mason Common Stock on the Distribution Valuation Date. Whole Share Units to be distributed within an FA's Phantom Stock Account will be converted into shares of Legg Mason Common Stock on a one-for-one basis.

The portion of a FA's Phantom Stock Account that represents fractional Share Units and thus cannot be converted into whole shares of Legg Mason Common Stock shall be distributed in cash. Any decline in the actual trading price of Legg Mason Common Stock during the period between the Distribution Valuation Date and the applicable Payment Date, as well as any brokerage commissions, fees or other charges incurred by a FA in connection with the disposition of any shares of Legg Mason Common Stock that are distributed to the FA, shall be the sole risk and responsibility of the FA.

             10.    Non-Compete - If a retired FA engages in competition with the Company prior to the date of payment, the FA's Account shall be forfeited in its entirety. Forfeited amounts shall revert to Legg Mason and will not be allocated to other FAs.

                    (a)   For purpose of this Section, a FA shall be deemed to have "engaged in competition" with the Company if he or she:

                         (i)   discloses the names of or otherwise identifies any of the Company's customers to any person, firm, corporation, association, or other entity which provides products or services that are similar to those provided by the Company;

                         (ii)   discloses to any person, firm, corporation, association, or other entity any information regarding the Company's general business practices or procedures, methods of sale, list of products, personnel information or any other information concerning the Company's business;

                         (iii)   owns, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any firm, corporation, association or other entity which is engaged in businesses which are or may be competitive to the business of the Company; provided further that this restrictive covenant shall encompass the State of Maryland and any other states where the Company is engaged in business, and every city, county, and other political subdivision of such states; or

                         (iv)   solicits or calls, either by himself or at his or her direction has any other person or firm solicit or call, any of the customers of the Company on whom the FA called, with whom the FA became acquainted, or of whom the FA learned during his or her employment by the Company.

                    (b)   The determination of whether a FA has violated the terms of Section 10(a) shall be made by the Committee, in its sole and absolute discretion, and the determination of the Committee shall be final, conclusive and binding upon both the FA (or any person or entity claiming through the FA) and Legg Mason.

                    (c)   As a condition precedent to any distribution, the Committee may require a certificate from the FA certifying that he or she has not violated any of the provisions of Section 10(a).

                    (d)   It is the intention of Legg Mason and the FA that this Section be given the broadest protection allowed by law with regard to the restrictions herein contained.

Each restriction set forth in this Section shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this Section is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which the court deems reasonable and enforceable. The FA agrees that the restrictions described in this Section are reasonable and necessary to protect legitimate interests of Legg Mason.

                    (e)   In the event a FA desires a ruling as to the potential application of this Section, he may request a ruling from the Committee in accordance with Section 16.

                    (f)   If the Committee in its discretion determines that an activity otherwise described herein would not be injurious to the Company, it may waive the application of this Section to such activity, which waiver shall be binding upon the FA and Legg Mason. The Committee shall exercise such discretion in a uniform, nondiscriminatory manner.

             11.    Withholding Taxes - Amounts payable under the Plan shall be subject to such deductions or withholding as may be required by law. Notwithstanding anything herein to the contrary, Legg Mason may delay any distribution under the Plan until the recipient of the distribution has separately provided for the payment of any required withholding taxes with respect to the distribution by check or other method approved by the Committee in its sole discretion. Legg Mason, to the extent permitted or required by law, shall have the right (i) to deduct any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Program from any amount payable hereunder or from any wage, salary, commission, bonus or other payment otherwise due to a FA from Legg Mason or the Company, and (ii) to retain or sell without notice a sufficient number of shares of Legg Mason Common Stock to be issued to such FA (or any other person entitled to receive the payment due a FA) to cover any such taxes.

             12.    Assignment of Benefits - No amount payable, or other right or benefit, under the Plan will, except as otherwise specifically provided by the terms of this document, the Plan or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to a FA. Since the Plan is intended to be a non-qualified, unfunded plan that is not subject to the Employment Retirement Income Security Act of 1974, as amended, payments under the Plan (including payments under the Program) will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code of 1986, as amended) applicable to a FA's Account.

             13.    Right to Offset - Notwithstanding any provision herein to the contrary, any distribution payable under the Plan (including under the Program) may be used, at the discretion of the Committee and subject to compliance with applicable law, to offset any debt owed by a FA to Legg Mason or the Company at the date such distribution would otherwise be paid. Legg Mason may withhold distributions payable under the Plan (including distributions under the Program) to offset any debts or other liabilities owed by a FA to Legg Mason or the Company. If Legg Mason is aware of any errors, loans outstanding, or outstanding or pending liabilities of a FA, Legg Mason may withhold distributions under the Plan (including distributions under the Program) until such time as the liabilities are satisfied or Legg Mason has determined that an outstanding or pending liability no longer exists.

             14.    Unfunded Nature of the Plan - Legg Mason will not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account of any FA participating in the Program. A FA has no interest in the Account or in any investments Legg Mason may purchase with such amounts, except as a general, unsecured creditor of Legg Mason.

             The Program at all times shall be entirely unfunded. The FA's Account (including the Interest Account and Phantom Stock Account) is merely a record for measuring and determining the amount of Retention Awards to be paid by Legg Mason to, or with respect to, the FA under the Program, and such Account shall be established solely for such bookkeeping purposes. Legg Mason shall not be required to segregate any funds or other assets to be used for payment of benefits under the Program. The FA's Account shall not be, or be considered as evidence of the creation of, a trust fund, an escrow or any other segregation of assets for the benefit of the FA or any beneficiary of the FA. There is no guaranty of benefit payments to the FA.

             The obligation of Legg Mason to make the payments under the Program is an unsecured contractual obligation only, and neither the FA nor any beneficiary of the FA shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. The FA and each beneficiary of the FA shall look solely to the general credit of Legg Mason for satisfaction of any obligations due or to become due under the Program.

             Should Legg Mason elect to make contributions to a trust (hereinafter referred to as the "Trust") to assist Legg Mason in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Section 6, subject to application of the provisions of this Section 14 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect Legg Mason's liability to pay benefits under the Program (which benefits may be paid from the Trust or from Legg Mason's general assets, in the discretion of Legg Mason), except that Legg Mason's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by Legg Mason, such investments shall have been made solely for the purpose of aiding Legg Mason in meeting its obligations under the Program, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that Legg Mason does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), Legg Mason will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of Legg Mason, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the FA. Legg Mason shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the FA nor any of his or her beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of Legg Mason to the extent of the Retention Awards which are the subject of the Program.

             15.    Effect on Employment Rights and Other Benefit Programs - Neither participation in nor any of the provisions of the Program shall give the FA any right to be retained in the employment of the Company. The Program shall not be construed as a contract of employment. Legg Mason and the Company maintain an employment-at-will policy. As a FA is free to end his or her employment with the Company at any time for any reason or no reason, the Company is free to end the employment with a FA at any time for any reason or no reason. Furthermore, the Company may end at any time a FA's employment as a Financial Advisor. In the event a FA is no longer employed as a Financial Advisor or otherwise ceases to be an Eligible FA, the FA will no longer be entitled to Retention Awards pursuant to the Program. However, as long as a FA continues to be employed in good standing by the Company for the requisite period, the FA shall continue to be entitled to the Retention Awards previously credited to the FA's Account under the Program. The Program is in addition to, and not in lieu of, any other employee benefit plan or program in which the FA may be or become eligible to participate by reason of employment with the Company, and the timing of receipt of benefits hereunder shall have no effect on contributions to or benefits under such other plans or programs except as the provisions hereof and of each such plan or program may specify.

             16.    Administration - The Committee, as constituted from time to time, shall have full power to interpret, construe and administer the Program, including authority to determine any dispute or claim with respect thereto. The determination of the Committee in any matter within the powers and discretion granted to it under the Plan, made in good faith, shall be binding and conclusive upon Legg Mason, the FA and all other persons having any right or benefit hereunder. The Program is in all respects subject to the terms of the Plan.

             17.    Paperless Communications - Notwithstanding anything contained herein to the contrary, the Committee from time to time may establish uniform procedures whereby with respect to any or all instances herein where a writing is required, including but not limited to any required written notice, election, consent, authorization, instruction, direction, designation, request or claim, communication may be made by any other means designated by the Committee, including by paperless communication, and such alternative communication shall be deemed to constitute a writing to the extent permitted by applicable law, provided that such alternative communication is carried out in accordance with such procedures in effect at such time.

             18.    Arbitration - As a condition precedent to the crediting and receipt of Retention Awards under the Plan, each FA agrees that any controversy or dispute arising under the Plan which cannot be resolved by the Committee shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc.

             19.    Controlling Law - The Program and this document shall be construed, and the legal relations between the parties in connection with any dispute relating to the Plan shall be determined, in accordance with the laws of the State of Maryland; provided, however, that employment laws (including wage and hour laws) shall be based on the law of the jurisdiction in which the FA is employed.

             20.    Amendment or Termination - Legg Mason reserves the right to amend or terminate the Program at any time. Any such amendment or termination shall be by action of the Committee.

             21.    Effect of Amendment or Termination - No amendment or termination of the Program shall directly or indirectly affect the rights of any FA (or the FA's designated beneficiary) to payment of the amount in his or her Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.